EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock, $0.15 par value of MEDTOX SCIENTIFIC, INC.

Date: February 12, 2008

                                                      /s/ James H. Simons
                                                --------------------------------
                                                        James H. Simons


                                                Renaissance Technologies LLC

                                                By: /s/ Mark Silber
                                                    ----------------------------
                                                    Mark Silber
                                                    Executive Vice President


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